g8wave Holdings, Inc.
2007 EQUITY INCENTIVE PLAN

Effective as of August 13, 2007

Section 1. Purpose and Duration

1.1 Purposes. The purposes of the Plan are to attract, retain and motivate employees, directors and consultants and advisors of the Company, its Parent (if any), and any present or future Subsidiaries and to enable them to participate in the growth of the Company by providing for or increasing the proprietary interests of such persons in the Company.

1.2 Effective Date. The Plan is effective as of the date of its adoption by the Board, subject to approval by the Company’s stockholders within twelve months of such date.

1.3 Expiration Date. The Plan shall expire one day less than ten years from the Plan’s effective date. In no event shall any Awards be made under the Plan after such expiration date, but Awards previously granted may extend beyond such date.

Section 2. Definitions

As used in the Plan, the following capitalized words shall have the meanings indicated:

“Award” means, individually or collectively, a grant under the Plan of Options, SARs, Performance Shares, Restricted Stock or Stock Units.

“Award Agreement” means the written agreement or other instrument or document (including through use of an electronic medium) setting forth the terms and provisions applicable to an Award granted under the Plan.

“Board” means the Board of Directors of the Company.

“Change of Control” means (i) any transaction or series of related transactions in which the stockholders of the Company immediately prior to such transactions hold less than a majority of the Company’s issued and outstanding voting power immediately after such transactions, or (ii) a sale of all or substantially all of the assets of the Company. With respect to any Award that provides for the deferral of compensation that is subject to Section 409A of the Code, the term “Change of Control” shall be interpreted and applied in the manner consistent with a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, within the meaning of Section 409A(a)(2)(A)(v) of the Code.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee of the Board appointed by the Board to administer the Plan in accordance with Section 3.1.

“Company” means g8wave Holdings, Inc., a Delaware corporation, or any successor thereto.

“Director” means any individual who is a member of the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to a Share, (i) if the Shares are not publicly traded on the day in question, the fair market value thereof as determined in accordance with a valuation methodology approved by the Board in good faith but in no event less than, in the case of newly issued stock, the par value per Share; and (ii) if the Shares are publicly traded on the day in question, the closing price per share as reported on the principal exchange for the Shares or the last sale price quoted on the principal market on which the Shares are then quoted, in either case, on the day in question (or if that day is not a business day, on the immediately preceding business day).

“Grant Date” means the date an Award is made by the Board.

“Incentive Stock Option” or “ISO” means an option to purchase Shares awarded to a Participant under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code.

“Non-Employee Director” means a “non-employee director” as that term is defined in Rule 16b-3 promulgated under the Exchange Act.

“Nonqualified Stock Option” or “NQO” means an option to purchase Shares awarded to a Participant under Section 6 of the Plan that is not intended to be an ISO.

“Option” means an ISO or an NQO.

“Parent” means a “parent corporation” as that term is defined in Section 424 of the Code.

“Participant” means an individual who has been selected by the Board to receive an Award under the Plan.

“Performance Cycle” means the period of time selected by the Board during which performance is measured for the purpose of determining the extent to which an Award has been earned, provided, however, that a Performance Cycle shall not be less than one year or greater than five years. More than one Performance Cycle may be in progress at any one time and the duration of Performance Cycles may differ.

“Performance Factors” means one or more or any combination of the factors selected by the Board from among the following measures to determine whether performance goals established by the Board and applicable to Awards have been satisfied: net sales; revenue; revenue or product revenue growth; operating income or loss (before or after taxes); earnings or losses (including earnings or losses before taxes, earnings or losses before interest and taxes, earnings or losses before interest, taxes and depreciation or earnings or losses before interest, taxes, depreciation and amortization); after-tax earnings or loss (before or after allocation of corporate overhead); net earnings or loss; net earnings or loss per share; return on assets or net assets; return on equity; return on capital (including return on total capital or return on invested capital); total stockholder return; economic value-added models (or equivalent metrics); attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly traded securities of the Company; comparisons of the price of the Shares or any other publicly traded securities of the Company with various stock market indices; market share for one or more products; margins, including operating margin, gross margin or cash margin; reductions in costs; cash flow or cash flow per share (before or after dividends), including cash flow return on investment; improvement in or attainment of expense levels or working capital levels; debt reduction; stockholder’s equity; implementation or completion of projects and processes; partner satisfaction; budget management; internal controls, including those related to the Sarbanes-Oxley Act of 2002; financing; investor relations, analysts and communication; and recruiting and maintaining personnel; and individual business objectives.

“Performance Share” means a Share awarded to a Participant under Section 8 of the Plan that entitles the Participant to acquire Shares upon the attainment of specified performance goals based upon Performance Factors.

“Plan” means the g8wave Holdings, Inc. 2007 Equity Incentive Plan set forth in this document and as hereafter amended from time to time in accordance with Section 13.

“Restricted Period” means the period of time selected by the Board during which Shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability.

“Restricted Stock” means Shares awarded to a Participant under Section 9 of the Plan pursuant to an Award that entitles the Participant to acquire Shares for a purchase price (which may be zero), subject to such conditions, including a Company right during a specified period or periods to repurchase the Shares at their original purchase price (or to require forfeiture of the Shares if the purchase price was zero) upon the Participant’s termination of employment.

“SAR” or “Stock Appreciation Right” means an Award that is designated as an SAR pursuant to Section 7 of the Plan, granted alone or in connection with a related Award, entitling a Participant to receive an amount in cash or Shares or a combination thereof having a value equal to (or if the Board shall so determine at time of grant, less than) the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the Grant Date (or over the Option exercise price, if the Stock Appreciation Right was granted in tandem with an Option) multiplied by the number of Shares with respect to which the Stock Appreciation Right is exercised.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s common stock, par value $.001 per share.

“Stock Unit” means an Award of a Share or a unit valued in whole or in part by reference to, or otherwise based on, the value of a Share, granted to a Participant under Section 10 of the Plan.

“Subsidiary” means a “subsidiary corporation” as that term is defined in Section 424 of the Code.

Section 3. Administration of the Plan

3.1 The Board. The Plan shall be administered by the Board. The Board may, in its discretion, delegate some or all of its powers with respect to the Plan to the Committee, in which event all references in the Plan to the Board (except references in Section 13.1) shall be deemed to refer to the Committee. The Committee, if one is appointed, shall consist solely of two or more Non-Employee Directors who are also “outside directors” within the meaning of Section 162(m) of the Code.

3.2 Authority of the Board. The Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall consider advisable from time to time, to interpret the provisions of the Plan, any Award and any Award Agreement and to decide all disputes arising in connection therewith. The Board’s decisions and interpretations shall be final and binding.

3.3 Delegation of Power. Following the authorization of a pool of cash or Shares to be available for Awards, the Board may delegate to one or more committees or subcommittees consisting of one or more officers of the Company any or all of its power and duties under the Plan pursuant to such conditions or limitations as the Board may establish; provided, however, that the Board shall not delegate to such officers its authority to (i) amend or modify the Plan, (ii) act on matters affecting any Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act or the liability provisions of Section 16(b) of the Exchange Act, or otherwise take any action or fail to act in a manner that would cause any Award or other transaction under the Plan to cease to be exempt from Section 16(b) of the Exchange Act, or (iii) determine the extent to which Awards will conform to the requirements of Code Section 162(m). The Board may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Board.

Section 4. Eligibility of Participants

The persons eligible to receive Awards under the Plan shall be all executive officers of the Company, its Parent (if any), and any Subsidiaries and other employees, consultants and advisors who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company, its Parent (if any), and any Subsidiaries. Directors, including directors who are not employees, of the Company, its Parent (if any), and any Subsidiaries shall be eligible to receive Awards under the Plan.

Section 5. Stock Available for Awards

5.1 Number of Shares. Awards may be made under the Plan for up to 4,725,000 Shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued Shares or treasury Shares.

5.2 Lapsed, Forfeited, or Expired Awards; Net Exercise. If any Award in respect of Shares expires or is terminated before exercise or is forfeited for any reason, the Shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for future award under the Plan. If the exercise price of any Option or SAR and/or the tax withholding obligations relating to any Award are satisfied by the Participant delivering Shares (either actually or through attestation) or the Company withholding Shares relating to such Award or if any Shares subject to an Award shall otherwise not be delivered in settlement of such Award (including upon the exercise of a SAR), only the net number of Shares received by the Participant shall be deemed to have been delivered for purposes of the number of Shares available to be issued under the Plan in accordance with Section 5.1, and the Shares not delivered under such Award shall again be available for future award under the Plan.

5.3 Maximum Number of Shares to a Single Participant in any Calendar Year. In no event shall any Participant receive in any calendar year Awards under the Plan and any other grants for more than 4,725,000 Shares.

Section 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, the Board may award Options and determine the number of Shares to be covered by each Option, the exercise price therefor, the term of the Option, and any other conditions and limitations applicable to the exercise of the Option. The Board may grant ISOs, NQOs or a combination thereof.

6.2 Exercise Period and Exercise Price. The Board may provide for Options to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Cycle of performance goals based on Performance Factors), in such number of Shares or percentage of Shares subject to the Option as the Board determines. No Option shall be exercisable more than 10 years after the date the Grant Date, subject to Section 6.4.4. Subject to the provisions of this Section 6, the exercise price for each Option shall be determined by the Board in its sole discretion; provided, however, that the exercise price for an Option shall not be less than 100% of the Fair Market Value on the Grant Date of the Shares subject to the Option.

6.3 Restrictions on Option Transferability and Exercisability. Options shall be exercisable only during the Participant’s lifetime. No Option shall be transferable by the Participant other than by will or the laws of descent and distribution; provided, however, that the Board may provide that an Option is transferable by the Participant and exercisable by persons other than the Participant upon such terms and conditions as the Board shall determine; provided, further, that with respect to NQOs, no provision with respect to transferability or exercisability shall provide, or cause the Option, Award or Award Agreement to provide, for the deferral of compensation subject to Section 409A of the Code.

6.4 Certain Additional Provisions for Incentive Stock Options.

6.4.1 Exercise Price. If on the Grant Date of an ISO the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Parent (if any) or any Subsidiaries, the exercise price shall be not less than 110% of the Fair Market Value on the Grant Date of the Shares subject to the Option.

6.4.2 Exercisability. Subject to Section 12.3 and Section 12.4, the aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company, its Parent (if any) and any Subsidiaries) shall not exceed $100,000.

6.4.3 Eligibility. ISOs may be granted only to persons who are employees of the Company, its Parent (if any) or any Subsidiaries on the Grant Date.

6.4.4 Expiration. No ISO may be exercised after the expiration of one day less than 10 years from the Grant Date; provided, however, that if the Option is granted to a Participant who, together with persons whose stock ownership is attributed to the Participant pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Parent (if any) or any Subsidiaries, the ISO may not be exercised after the expiration of one day less than 5 years from the Grant Date.

6.4.5 Compliance with Section 422 of the Code. The terms and conditions of ISOs shall be subject to and comply with Section 422 of the Code or any successor provision.

6.4.6 Notice to Company of Disqualifying Disposition. The Company may require each Participant who receives an ISO to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Shares received pursuant to the exercise of an ISO. The term “Disqualifying Disposition” means any disposition (including any sale) of Shares before the later of (i) two years after the Participant was granted the ISO under which the Participant acquired such Shares, or (ii) one year after the Participant acquired the Shares by exercising the ISO.

6.4.7 Substitute Options. Notwithstanding the provisions of Section 6.4.1, in the event that the Company, its Parent (if any) or any Subsidiary consummates a transaction described in Section 424(a) of the Code (relating to the acquisition of property or stock from an unrelated corporation), individuals who become employees, consultants or advisors of the Company, its Parent (if any) or any Subsidiary on account of such transaction may be granted Options in substitution for options granted by their former employer. The Board, in its sole discretion and, in the case of ISOs, consistent with Section 424(a) of the Code, shall determine the exercise price of such substitute Options.

6.5 NQO Presumption. Options granted pursuant to the Plan shall be presumed to be NQOs unless expressly designated ISOs in the Award Agreements.

6.6 Special Provisions Applicable to Options. The Company may postpone the issuance and delivery of Shares upon any exercise of an Option until the admission of such shares to listing on the principal exchange or market for the Shares and the completion of such registration or other qualification of the Shares under any state or federal law, rule or regulation as the Board, in its sole discretion, shall determine to be necessary or advisable. The Participant shall make such representations and furnish such information as, in the opinion of counsel for the Company, may be appropriate to permit the Company to issue the Shares in compliance with the provisions of the Securities Act or any comparable act. The Company may cause an appropriate legend to be set forth on each certificate representing the Shares or any other security issued or issuable upon exercise of such Option unless counsel for the Company is of the opinion as to any such certificate that a legend is unnecessary.

Section 7. Grant of Stock Appreciation Rights

Subject to the terms and provisions of the Plan, the Board may award SARs in tandem with another Award (at or after the Grant Date of the other Award), or alone and unrelated to another Award, and may determine the terms and conditions applicable thereto, including the form of payment.

Section 8. Performance Shares

8.1 Grant of Performance Shares. The Board may award Performance Shares to Participants and determine the performance goals based upon Performance Factors applicable to each such Award, the number of Shares for each Performance Cycle, the duration of each Performance Cycle and all other limitations and conditions applicable to the awarded Performance Shares.

8.2 Adjustment of Performance Goals. Except as provided in an Award, during any Performance Cycle, the Board may adjust the performance goals based upon Performance Factors for the Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company or its Shares, changes in applicable tax laws or accounting principles, or such other factors as the Board shall determine, subject to the applicable requirements of Section 162(m) of the Code in the case of any Award intended to qualify as qualified performance-based compensation under Section 162(m)(4)(C) of the Code.

8.3 Written Certification. As soon as practical after the end of a Performance Cycle, the Board shall certify in writing the extent to which the performance goals applicable to each Participant for the Performance Cycle were achieved or exceeded and the number of Performance Shares which have been earned on the basis of performance in relation to the established performance goals.

Section 9. Restricted Stock

9.1 Grant of Restricted Stock. The Board may award Shares of Restricted Stock and determine the purchase price, if any, therefor, the duration of the Restricted Period, the conditions under which the Shares may be forfeited to or repurchased by the Company and any other terms and conditions of the Awards. The Board may modify or waive any restrictions, terms and conditions with respect to any Restricted Stock. Shares of Restricted Stock may be issued for whatever consideration is determined by the Board, subject to applicable law.

9.2 Transferability. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board, during the Restricted Period.

9.3 Evidence of Award. Shares of Restricted Stock shall be evidenced in such manner as the Board may determine. Any certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver the certificates and stock power to the Participant.

9.4 Stockholder Rights. A Participant shall have all the rights of a stockholder with respect to Restricted Stock awarded, including voting and dividend rights, subject to non-transferability restrictions and Company repurchase or forfeiture rights and subject to any other conditions provided in the Award Agreement.

Section 10. Stock Units

10.1 Grant of Stock Units. Subject to the terms and provisions of the Plan, the Board may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Board shall determine.

10.2 Consideration. Shares awarded in connection with a Stock Unit may be issued for whatever consideration is determined by the Board, subject to applicable law.

Section 11. Grant of Other Awards

The Board shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above which the Board determines to be consistent with the purposes of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination thereof. Other Awards may also include cash payments (including the cash payment of dividend equivalents) under the Plan which may be based on one or more criteria determined by the Board that are unrelated to the value of the Shares and that may be granted in tandem with, or independent of, other Awards under the Plan.

Section 12. General Provisions Applicable to Awards

12.1 Legal and Regulatory Matters. The delivery of Shares shall be subject to compliance with (i) applicable federal and state laws and regulations and (ii) if the outstanding Shares are listed at the time on any stock exchange or quoted on any market, the listing requirements of such exchange or market. The Company shall have no obligation to register or qualify the Shares for resale. If an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company that are outside of the Participant’s control, which the Company is under no obligation, and may not be able, to satisfy. If the sale of the Shares has not been registered under the Securities Act, the Company may require, as a condition to delivery of the Shares, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing the Shares bear an appropriate legend restricting transfer.

12.2 Written Award Agreement. The terms and provisions of an Award shall be set forth in an Award Agreement in such form and content approved by the Board from time to time and delivered or made available to the Participant as soon as practicable following the Grant Date. The effectiveness of an Award shall not be subject to the Award Agreement being signed by the Company or the Participant unless specifically so provided in the Award Agreement. Where the Award is an Option Award, the Award Agreement shall specify whether the Option is intended to be an ISO or a NQO.

12.3 Determination of Restrictions on the Award. The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Board and set forth in the applicable Award Agreement. Notwithstanding the foregoing, the Board may accelerate (i) the vesting or payment of any Award (including an ISO), (ii) the lapse of restrictions on any Award (including an Award of Restricted Stock) and (iii) the date on which all or any portion of any Option or SAR first becomes exercisable.

12.4 Change of Control. Notwithstanding any other provision of the Plan, in the event of a Change of Control, the Board, in its discretion, may take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant’s request for an amount of cash or other property that could have been received upon the exercise or realization of the Award immediately prior to the consummation of the Change of Control had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Board, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Board may consider equitable and in the best interests of the Company.

12.5 Termination of Employment. For purposes of the Plan, the following events shall not be deemed a termination of employment of a Participant: (i) a transfer to the employment of the Company from its Parent (if any) or from a Subsidiary, or from the Company to its Parent (if any) or to a Subsidiary, or from one Subsidiary to another, or from the Company’s Parent (if any) to a Subsidiary, or from a Subsidiary to the Company’s Parent (if any); or (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Board, if the Participant’s right to employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Board otherwise so provides in writing. For purposes of the Plan, employees of a Subsidiary or Parent (if any) shall be deemed to have terminated their employment on the date on which such Subsidiary or Parent ceases to be a Subsidiary or Parent of the Company, as the case may be.

12.6 Date of and Effect of Termination of Employment. The date of a Participant’s termination of employment for any reason shall be determined in the sole discretion of the Board. The Board shall have full authority to determine and specify in the applicable Award Agreement the effect, if any, that a Participant’s termination of employment for any reason will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding Award.

12.7 Grant of Awards. Each Award may be made alone, in addition to or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

12.8 Settlement of Awards. No Shares shall be delivered pursuant to any exercise of an Award until payment in full of the price therefor, if any, is received by the Company. Such payment may be made in whole or in part in cash or by certified or bank check or, to the extent permitted by the Board at or after the Grant Date, by delivery of a note or Shares, including Restricted Stock, valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Board shall determine. The Board may permit a Participant to elect to pay the exercise price upon the exercise of an Option by authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

12.9 Withholding Requirements and Arrangements. The Participant shall pay to the Company or make provision satisfactory to the Board for payment of any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Board’s discretion, such tax obligations may be paid in whole or in part in Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

12.10 No Effect on Employment. The Plan shall not give rise to any right on the part of any Participant to continue in the employ of the Company, its Parent (if any) or any Subsidiary. The loss of existing or potential profit in Awards granted under the Plan shall not constitute an element of damages in the event of termination of the employment or relationship of a Participant even if the termination is in violation of an obligation of the Company to the Participant by contract or otherwise.

12.11 No Rights as Stockholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she becomes the holder thereof.

12.12 Adjustments. Upon the happening of any of the following described events, a Participant’s rights with respect to Awards granted hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the Award Agreement.

12.12.1 Stock Splits and Dividends; Mergers. (i) Subject to any required action by the Board, the number of Shares covered by the Plan as provided in Section 5.1 hereof, the number of Shares covered by each outstanding Award, and the price if any at which a Participant may purchase Restricted Stock, or exercise Options, Stock Appreciation Rights or Stock Units shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a recapitalization, reclassification, subdivision or consolidation of Shares or the payment of a stock dividend (but only if paid in Shares), a stock split or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. Subject to any required action by the Board and/or stockholders, if the Company merges with another corporation and the Company is the surviving corporation in such merger and under the terms of such merger the Shares outstanding immediately prior to the merger remain outstanding and unchanged, each outstanding Award shall continue to apply to the Shares subject thereto and shall also pertain and apply to any additional securities and other property to which a holder of the number of Shares subject to the Award would have been entitled as a result of the merger.

12.12.2 Restricted Stock. If any person owning Restricted Stock or another Award receives new or additional or different shares or securities (or the rights thereto) (“New Securities”) in connection with a corporate transaction described in Section 12.12.1 or a stock dividend described in Section 12.12.1 as a result of owning such Restricted Stock or such other Award, the New Securities shall be subject to all of the conditions and restrictions applicable to the Restricted Stock on such other Award with respect to which such New Securities were issued.

12.12.3 Board Determination. Notwithstanding any provision to the contrary, no adjustments shall be made pursuant to Section 12.12.1 with respect to ISOs, unless (i) the Board, after consulting with counsel for the Company, determines that such adjustments would not constitute a “modification, extension or renewal” of such ISOs as such terms are defined in Section 424 of the Code, (ii) would not cause any adverse tax consequences for the holders of such ISOs or (iii) the holders of such ISOs consent to the adjustment. No adjustments to ISOs shall be made for dividends paid in cash or in property other than securities of the Company.

12.12.4 Fractional Shares. No fractional Shares shall be issued under the Plan. Any fractional Shares which, but for this Section 12.12, would have been issued shall be deemed to have been issued and immediately sold to the Company for their Fair Market Value, and the Participant shall receive from the Company cash in lieu of such fractional Shares.

12.12.5 Recapitalization. The Board may adjust the number of Shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property, or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan.

Section 13. Amendment and Termination

13.1 Amendment, Suspension, Termination of the Plan. The Board may modify, amend, suspend or terminate the Plan in whole or in part at any time; provided, however, that no modification, amendment, suspension or termination of the Plan shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement; provided, further, that such modification, amendment, suspension or termination shall not, without a Participant’s consent, affect adversely the rights of such Participant with respect to any Award then outstanding.

13.2 Amendment, Suspension, Termination of an Award. The Board may modify, amend or terminate any outstanding Award, including, without limitation, substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an ISO to a NQO; provided, however, that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

Section 14. Legal Construction

14.1 Captions. The captions provided herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan or serve as a basis for interpretation or construction of the Plan.

14.2 Severability. In the event any provision of the Plan is held invalid or illegal for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

14.3 Governing Law. The Plan and all rights under the Plan shall be construed in accordance with the laws of the State of Delaware.

14.4 Interpretation. The Company intends that the Plan meet the requirements of Rule 16b-3 (“Rule 16b-3”) promulgated under the Exchange Act and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b(3) by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 16(b) of the Exchange Act. The Plan also is intended to satisfy the performance-based compensation exception to the limitation on the Company’s tax deductions imposed by Section 162(m) of the Code with respect to those Options for which qualification for such exception is intended. Further, to the extent that any Award constitutes an arrangement providing for the deferral of compensation subject to Section 409A of the Code, the Plan and/or such Award is intended to comply with the requirements of Section 409A, except as otherwise expressly provided under the terms of such Award. In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company’s intent as stated in this Section 14.4